FORM 8-A

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                                    AND

                     LISTING OF SUCH SECURITIES ON THE
                       NEW YORK STOCK EXCHANGE, INC.



                              PHH CORPORATION
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           (Exact Name of Registrant as Specified in Its Charter)

                Maryland                                        52-0551284
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(State of Incorporation or Organization)                      (I.R.S. Employer
                                                             Identification no.)

             1 Campus Drive
         Parsippany, New Jersey                                         07054
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(Address of Principal Executive Offices)                              (Zip Code)


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                  Securities to be registered pursuant to Section
                  12(b) of the Securities Exchange Act of 1934, as amended (the "Act"):

Title of Each Class                               Name of Each Exchange on Which
to be so Registered                                    to be so Registered
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7.850% PHH InterNotes(R)                              New York Stock Exchange
   due June 15, 2012
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This form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c). The issuer of these securities is subject to and in compliance with the reporting requirements under Section 12 or Section
15(d) of the Act

The offer and sale of these securities were registered with the Commission under the Securities Act of 1933, as amended (the "Securities Act") and are issued in book-entry only form.

Securities Act registration statement file number to which this form relates: 333-46434

All requisite approvals and authorizations have been received, and required supporting document relating to this transaction have been filed with the New York Stock Exchange. Pursuant to the requirements of Section 12 of the Act, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

In connection with the issuance of these securities, the issuer has received an opinion of counsel covering: the valid existence of the issuer; the due authorization of the debt securities subject to this application (the "Debt Securities"); the validity of the Debt Securities; the qualification of the indenture under the Trust Indenture Act of 1939, if applicable; and, the effectiveness of the securities under the Securities Act, or, if not registered, the reasons why not.



Item 1.  Description of Registrant's Securities to be Registered.

The material set forth in the section captioned "Description of the Debt Securities" in the Company's Registration Statement on Form S-3 (File No. 333-46434) filed by the Company with the Securities and Exchange Commission (the "Commission") on September 22, 2000, as amended by Amendment No. 1 thereto, filed with the Commission on November 2, 2000, (such registration statement, as so amended, the "Registration Statement"), the material set forth in the section captioned "Description of Notes" in the Prospectus Supplement of the Company filed with the Commission on June 3, 2002, pursuant to Rule 424(b) under the Securities Act, and the material regarding CUSIP Number 69334WAD3 set forth in Pricing Supplement No. 1 filed with the Commission on June 14, 2002, pursuant to Rule 424(b) under the Securities Act, each of which shall supplement the Prospectus contained in the Registration Statement, is incorporated herein by reference.



Item 2.           Exhibits

Exhibit
Number            Description of Exhibit
-------           ----------------------

     1. Charter of PHH Corporation, as amended August 23, 1996 (Incorporated by reference to Exhibit 3-1 to the Company's Transition Report on Form 10-K filed on July 29, 1997).

     2.           By-laws of PHH Corporation, as amended October
                  (Incorporated by reference to Exhibit 3-1 to the Company's Annual Report on form 10-K for the year ended December 31, 1997).

     3. Selling Agent Agreement by and among PHH Corporation and the Agents named therein dated May 30, 2002 (incorporated by reference to Current Report on From 8-K filed with the Commission on June 4, 2002).

     4. Indenture, dated as of November 6, 2000, between PHH Corporation and Bank One Trust Company, N.A., as trustee (incorporated by reference to Current Report on From 8-K filed with the Commission on December 12, 2000).

     5. Supplemental Indenture No. 1, dated as of November 6, 2000, between PHH Corporation and Bank One Trust Company, N.A., as trustee (incorporated by reference to Current Report on From 8-K filed with the Commission on December 12, 2000).

     6. Supplemental Indenture No. 3, dated as of May 30, 2002, between PHH Corporation and Bank One Trust Company, N.A., as trustee (incorporated by reference to Current Report on From 8-K filed with the Commission on June 4, 2002).



                                 SIGNATURE

     Pursuant to the requirements of Section 12 of the Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:    June 27, 2002


                                    PHH CORPORATION


                                    By: /s/ Eric J. Bock
                                       -----------------------------------------

                                    Name:   Eric J. Bock
                                    Title:  Executive Vice President, Law
                                            and Corporate Secretary



                           Listing Application to
                       New York Stock Exchange, Inc.
                                 (637432- )


The New York Stock Exchange, Inc. hereby authorizes the above referenced debt securities of PHH Corporation and certifies to the Securities and Exchange Commission its approval for the listing and registration of such securities under the Act:



By:_____________________________

   Janice O'Neill
   Vice President
   Corporate Compliance